UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 20, 2018

CHEMED CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1‑8351	31‑0791746
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification
incorporation)		Number)

2600 First Financial Center, 255 East 5th Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
(513) 762‑6690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240-14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4 (c) under Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 20, 2018, Chemed Corporation ("we") entered into a new senior secured credit facility pursuant to a Fourth Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A, as administrative agent, Bank of America, N.A., as syndication agent, U.S. Bank National Association as documentation agent and the other lenders party thereto (the "Fourth Amended and Restated Credit Agreement") to replace our existing facility.  The Fourth Amended and Restated Credit Agreement includes a $450 million revolving credit facility and a $150 million expansion feature, which may consist of term loans or additional revolving commitments. The revolving credit facility has a five-year maturity with principal payments due at maturity.  The interest rate at the inception of the agreement is LIBOR plus 1.0%.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth above under Item 1.01 is hereby incorporated by reference into this item 2.03

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

10.1	Fourth Amended and Restated Credit Agreement by and among Chemed Corporation, JP Morgan Chase Bank, National Association and other lenders thereto as of June 20, 2018, exhibits and schedules thereto.

99.1	Press Release, dated June 21, 2018, of Chemed Corporation, announcing entry into the Fourth Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMED CORPORATION

Date:	June 22, 2018	By:	/s/ Michael D. Witzeman
Name: Michael D. Witzeman
Title: Vice President and Controller